As filed with the Securities and Exchange Commission on September 12, 2008
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

IDENIX PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	45-0478605
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
60 Hampshire Street
Cambridge, Massachusetts 02139
(617) 995-9800
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

John F. Weidenbruch, Esq.
Executive Vice President and General Counsel
Idenix Pharmaceuticals, Inc.
60 Hampshire Street
Cambridge, Massachusetts 02139
(617) 995-9800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Susan Murley, Esq.
Wilmer Cutler Pickering
Hale and Dorr LLP
60 State Street
Boston, Massachusetts 02109
Telephone: (617) 526-6000
Telecopy: (617) 526-5000

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Amount of
Title of Each Class of Securities to be Registered(1)	Proposed Maximum Aggregate Offering Price(2)	Registration Fee(2)
Common Stock, par value $0.001 per share
Total:	$100,000,000	$3,930

(1)	There are being registered hereunder such indeterminate number of shares of common stock as will have an aggregate initial offering price not to exceed $100,000,000, which includes shares of common stock that may be sold from time to time pursuant to this Registration Statement by the selling stockholders.

(2)	Estimated solely for purposes of determining the registration fee pursuant to Rule 457(o) under the Securities Act with respect to the shares of common stock to be sold by the registrant and pursuant to Rule 457(c) under the Securities Act with respect to the shares of common stock to be sold by the selling stockholders.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED [          ]

$100,000,000 Common Stock Offered by

IDENIX PHARMACEUTICALS, INC.

[     ] Shares of Common Stock Offered by the Selling Stockholders

We may from time to time issue up to an aggregate of $100,000,000 of common stock in one or more issuances. We may sell these securities to or through underwriters, directly to investors or through agents. This prospectus describes the general manner in which our common stock may be offered using this prospectus. We will provide you with specific terms of the offerings in one or more supplements to this prospectus.

In addition, the selling stockholders may from time to time sell up to [          ] shares of common stock. In the prospectus supplement to any sales by the selling stockholders, we will identify the selling stockholders and the number of shares of our common stock that the selling stockholders will be selling. We will not receive any proceeds from the sale, if any, of our common stock by the selling stockholders.

Our common stock is listed on the NASDAQ Global Market and traded under the symbol “IDIX.” The last reported sale price of our common stock on the NASDAQ Global Market on September 11, 2008 was $8.20 per share.

Investing in our securities involves significant risks. See “Risk Factors” on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of securities unless it is accompanied by a prospectus supplement.

Prospectus dated [          ], 2008.

You should rely only on the information contained in this prospectus and the documents incorporated by reference in this prospectus or to which we have referred you. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus or any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document. Neither the delivery of this prospectus nor any distribution of securities pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus or in our affairs since the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may from time to time sell common stock in one or more offerings up to a total dollar amount of $100,000,000 and the selling stockholders may sell up to [          ] shares of common stock in one or more offerings. We have provided to you in this prospectus a general description of the common stock we and the selling stockholders may offer. Each time we or the selling stockholders offer shares of common stock under this shelf registration process, we will provide a prospectus supplement that will contain specific information about the terms of the offering. We may also add, update or change in the prospectus supplement or any “free writing prospectus” we may authorize to be delivered to you any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement or any free writing prospectus we may authorize to be delivered to you, you should rely on the information in the prospectus supplement or free writing prospectus, as the case may be, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus or any prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement. This prospectus, together with the applicable prospectus supplements and any free writing prospectus we may authorize to be delivered to you, includes all material information relating to this offering.

As permitted by the rules and regulations of the SEC, the registration statement, of which this prospectus forms a part, includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s web site or at the SEC’s offices described below under the heading “Where You Can Find Additional Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC as required by the Securities Exchange Act of 1934, as amended, or the Exchange Act. You can find, copy and inspect information we file at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 for further information about the public reference room. You can review our electronically filed reports, proxy and information statements on the SEC’s web site at http://www.sec.gov or on our web site at http://www.idenix.com. Information included on our web site is not a part of this prospectus or any prospectus supplement.

This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and the securities, including exhibits and schedules. You can obtain a copy of the registration statement from the SEC at any address listed above or from the SEC’s web site.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are “incorporating by reference” certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information. The SEC file number for the documents incorporated by reference in this prospectus is 000-49839.

We have filed or may file the following documents with the SEC and they are incorporated herein by reference as of their respective dates of filing.

•	our Annual Report on Form 10-K for the year ended December 31, 2007, filed with the SEC on March 14, 2008;

•	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2008, filed with the SEC on May 5, 2008 and the quarter ended June 30, 2008, filed with the SEC on August 7, 2008;

•	our Current Reports on Form 8-K filed with the SEC on February 28, 2008, May 15, 2008 and August 5, 2008;

•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 25, 2008 in connection with our 2008 Annual Meeting of Stockholders;

•	the description of our common stock contained in our Registration Statement on Form 8-A dated June 16, 2004, including any amendments or reports filed for the purpose of updating those descriptions; and

•	all documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of the filing of this registration statement and prior to its effectiveness and (2) until all of the common stock to which this prospectus relates has been sold or the offering is otherwise terminated, except in each case for information contained in any such filing where we indicate that such information is being furnished and is not to be considered “filed” under the Exchange Act, will be deemed to be incorporated by reference in this prospectus and the accompanying prospectus supplement and to be a part hereof from the date of filing of such documents.

You may request, orally or in writing, a copy of the documents which are incorporated by reference, which will be provided to you at no cost by contacting:

Idenix Pharmaceuticals, Inc.
60 Hampshire Street
Cambridge, Massachusetts 02139
Attention: Investor Relations Department
(617) 995-9800

You should rely only on the information contained in this prospectus, including information incorporated by reference as described above, or any prospectus supplement or any other document that we have specifically referred you to. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

ABOUT IDENIX PHARMACEUTICALS, INC.

Idenix Pharmaceuticals, Inc. is a biopharmaceutical company engaged in the discovery and development of drugs for the treatment of human viral and other infectious diseases with operations in the United States and Europe. Our current focus is on diseases caused by hepatitis C virus, or HCV, and human immunodeficiency virus, or HIV. We currently have a non-nucleoside reverse transcriptase inhibitor, or NNRTI, product candidate for the treatment of HIV-1 in phase I/II clinical testing and a nucleoside/nucleotide prodrug product candidate for the treatment of HCV in phase I clinical testing. We also have HCV discovery programs focusing on protease inhibitors and non-nucleoside polymerase inhibitors. Clinical candidates have been selected from these two discovery programs and are currently undergoing IND-enabling preclinical testing.

Development and Discovery Programs

HCV

We have a comprehensive HCV discovery program that is focused on small molecule anti-HCV compounds from each of the three major drug classes: nucleoside/nucleotide polymerase inhibitors, non-nucleoside polymerase inhibitors and protease inhibitors. The most advanced of these efforts is our research on the next-generation nucleoside/nucleotide polymerase inhibitors. Data from a four day study of once daily administered 10 mg/kg of IDX184 in 5 HCV-infected chimps demonstrated a median viral load reduction of 2.3 log10. In July 2008, we initiated a first-in-man study of IDX184 under a United States Investigational New Drug Application, or IND. The study design is a double-blind, placebo-controlled, single dose-escalation study to evaluate the safety and pharmacokinetic activity of IDX184 in healthy volunteers. We plan to submit a Clinical Trial Application, or CTA, in Europe for IDX184 in 2008. A CTA is the European equivalent of an IND. A proof of concept study of IDX184 in treatment-naïve HCV-1-infected patients is planned to begin in the fourth quarter of 2008. IDX102, our other nucleotide polymerase inhibitor, is in late stage preclinical development.

We have selected IDX136 and IDX316 as our lead clinical candidates from our protease inhibitor discovery program and have begun IND-enabling pharmacology and toxicology studies. We plan to submit an IND in the United States and a CTA in Europe for one of these product candidates in 2009 assuming positive results from the IND-enabling pre-clinical studies.

We have selected IDX375 as our lead clinical candidate from our non-nucleoside HCV polymerase inhibitors program and have begun IND-enabling pharmacology and toxicology studies. We plan to submit an IND in the United States and a CTA in Europe for this product candidate in 2009 assuming positive results from the IND-enabling pre-clinical studies.

HIV

We are developing a non-nucleoside reverse transcriptase inhibitor, or NNRTI, for use in combination therapy of HIV-1 infected patients. We recently completed a phase I/II study of IDX899. Patients (n=32) receiving once-daily oral administration of 800 mg, 400 mg, 200 mg and 100 mg of IDX899 achieved mean viral load reductions of 1.78, 1.78, 1.84 and 1.87 log10, respectively, after seven days of treatment as tested with the Roche Amplicor® 1.5 assay. Patients (n=8) receiving placebo achieved a mean plasma viral load increase of 0.10 log10. As with IDX899-treated patients in the 800 mg, 400 mg and 200 mg cohorts, all patients receiving 100 mg/day of IDX899 showed a consistent response with all patients exhibiting a one log or greater (range: 1.3 — 2.4 log10) reduction in viral load after seven days of treatment. No treatment-related serious or non-serious adverse events were reported and no patients discontinued the study. The most common adverse events observed were dyspepsia, headache and nausea; the rate of these events was similar between IDX899-treated patients and those receiving placebo. Additionally, no patterns in laboratory abnormalities between treatment groups were observed during the treatment period.

HBV

We successfully developed telbivudine for the treatment of hepatitis B, or HBV, receiving FDA approval in 2006 and EMEA and Chinese approval in 2007. In September 2007, we entered into an amendment to the development, license and commercialization agreement dated May 8, 2003 between us and Novartis Pharma AG, or Novartis, our collaboration partner, which we refer to as the 2007 Amendment. As a result of the 2007 Amendment, we transferred to Novartis all development, commercialization and manufacturing rights and obligations related to telbivudine (Tyzeka®/Sebivo®) on a worldwide basis. We receive royalty payments equal to a percentage of net sales of Tyzeka®/Sebivo®. Novartis is solely responsible for clinical trial costs and related expenditures associated with telbivudine. For more information on our relationship with Novartis, please see the section below entitled “Our Relationship with Novartis.”

All of our product candidates for HCV and HIV will require additional significant research,

development, clinical trials and in some cases preclinical studies, regulatory approval and commitment of resources before any commercialization may occur. There can be no assurance whether any of these product candidates will be successfully developed or receive required regulatory approvals.

Our Relationship with Novartis

In May 2003, we entered into a collaboration with Novartis relating to the worldwide development and commercialization of our product candidates. Simultaneously, Novartis purchased approximately 54% of our outstanding capital stock from our stockholders for $255 million in cash, with an aggregate amount of up to $357 million contingently payable to these stockholders if we achieve predetermined development milestones relating to NM283 or related compounds.

Including shares acquired in 2005 from its affiliate, Novartis BioVentures Ltd., and shares acquired as a result of the exercise of its stock subscription rights, Novartis currently owns approximately 56% of our outstanding common stock. In connection with its initial purchase of our common stock, Novartis agreed not to acquire additional shares of our voting stock unless a majority of our independent directors approved or requested the acquisition. These restrictions terminated on May 8, 2008.

As part of the development, license and commercialization agreement between us and Novartis, Novartis has an option to license any of our development-stage product candidates, generally 90 days after early demonstration of antiviral activity and safety in clinical testing. Pursuant to the agreement, Novartis has an option to license IDX899, our lead product candidate for HIV. It is our understanding that Novartis does not intend to exercise its option on IDX899. To date, Novartis has exercised that option for Tyzeka®/Sebivo®; valtorcitabine, a discontinued HBV product candidate; and NM283, also known as valopicitabine, a discontinued HCV product candidate.

Our collaboration arrangement with Novartis allows us to co-promote or co-market with Novartis in the United States, the United Kingdom, France, Germany, Italy and Spain all future products Novartis licenses from us. Novartis has the exclusive right to promote and market these products in the rest of the world.

Novartis Right to Purchase Common Stock

Pursuant to stock purchase rights held by Novartis, in connection with any offering by us of our common stock, Novartis has the right to purchase from us that number of shares of our common stock as is required to enable Novartis and its affiliates to maintain its percentage ownership in our company, after giving effect to the number of shares of common stock we sell in the offering but excluding the 1,187,093 shares of our common stock that were transferred to Novartis by Novartis BioVentures on August 31, 2005. If Novartis exercises this right in connection with an offering by us, we will describe the terms of such sale in a supplement to this prospectus.

Company Information

We are a Delaware corporation. Our principal offices are located at 60 Hampshire Street, Cambridge, Massachusetts 02139. The telephone number of our principal executive offices is 617-995-9800. Our Internet address is www.idenix.com. The information contained on our website is not incorporated by reference and should not be considered as part of this prospectus. Our website address is included in this prospectus as an inactive textual reference only.

Unless otherwise stated, all references in this prospectus to “we”, “us,” “our,” “Idenix,” the “company” and similar designations refer to Idenix Pharmaceuticals, Inc. and its direct and indirect wholly-owned subsidiaries.

Trademarks or service marks appearing in this prospectus are the property of their respective holders.

RISK FACTORS

Investing in our securities involves significant risks. Please see the risk factors under the heading “Risk Factors” in our most recent annual report on Form 10-K, as revised or supplemented by our quarterly reports on Form 10-Q filed with the SEC since the filing of our most recent annual report on Form 10-K, each of which are on file with the SEC and are incorporated herein by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents we incorporate by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the Securities Act, and Section 21E of the Exchange Act. For purposes of these statutes, any statement contained herein or therein, other than a statement of historical fact, may be a forward-looking statement. For example, we may, in some cases, use words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “should,” “will,” “would” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Our actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including the factors referred to above under the heading “Risk Factors.” These important factors include the factors that we identify in the documents that we incorporate by reference in this prospectus. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. You should consider these factors and the other cautionary statements made in this prospectus, any prospectus supplement or the documents we incorporate by reference in this prospectus as being applicable to all related forward-looking statements wherever they appear in this prospectus, any prospectus supplement or the documents incorporated by reference. While we may elect to update forward-looking statements wherever they appear in this prospectus, any prospectus supplement or the documents incorporated by reference, we do not assume, and specifically disclaim, any obligation to do so, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

Unless otherwise provided in the applicable prospectus supplement, we currently intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, working capital, research and development expenses, including clinical trial costs, general and administrative expenses, and potential acquisition of, or investment in, companies, technologies, products or assets that complement our business. We will set forth in a prospectus supplement relating to a specific offering our intended use for the net proceeds received from the sale of securities in that offering. Pending the application of the net proceeds, we intend to invest the net proceeds in short-term investment grade and U.S. government securities.

We will not receive any of the proceeds from sales of common stock by the selling stockholders.

DESCRIPTION OF COMMON STOCK

The following description of our common stock, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the common stock that we and the selling stockholders may offer under this prospectus. For the complete terms of our common stock, please refer to our restated certificate of incorporation, as amended, and our amended and restated bylaws, which are incorporated by reference into the registration statement, of which this prospectus forms a part. The terms of our common stock may also be affected by General Corporation Law of Delaware.

Authorized Capital Stock

Our authorized capital stock consists of 125,000,000 shares of common stock, $0.001 par value per share. As of September 11, 2008, we had 56,490,066 shares of common stock outstanding. All of our outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable.

Common Stock

Dividend Rights

The holders of outstanding shares of our common stock are entitled to receive dividends, payable in cash, property or stock, out of assets legally available at the times and in the amounts as our board of directors may from time to time determine.

Voting Rights

Each share of our common stock has identical rights and privileges in every respect. Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Our common stock does not have cumulative voting rights. Any election of directors by our stockholders is determined by a plurality of the votes cast by the stockholders.

Liquidation and Dissolution

If we voluntarily or involuntarily liquidate, dissolve or wind-up, the holders of our common stock will be entitled to receive all of our assets available for distribution ratably in proportion to the number of shares of common stock held by them.

Other Rights and Restrictions

Holders of our common stock do not have preemptive rights, and they have no right to convert their common stock into any other securities. Our common stock is not subject to redemption by us. Our restated certificate of incorporation, as amended and our restated and amended by laws do not restrict the ability of a holder of common stock to transfer his or her shares of common stock. When we issue shares of common stock under this prospectus, the shares will be fully paid and non-assessable and will not have, or be subject to, any preemptive or similar rights. The rights, preferences and privileges of holders of our common stock are subject to and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may, subject to stockholder approval, authorize, designate and issue in the future.

Transfer Agent

The transfer agent for our common stock is Computershare.

Listing

Our common stock is listed on the NASDAQ Global Market under the symbol “IDIX.” On September 11, 2008, the last reported sale price for our common stock on the NASDAQ Global Market was $8.20 per share. As of September 11, 2008, we had approximately 64 stockholders of record.

Registration Rights

Subject to certain conditions and limitations, including the right of the underwriters of an offering to limit the number of shares included in such offering and our right to decline to effect such a registration if the anticipated aggregate offering price in such registration is below a minimum amount, the holders of approximately 35,354,928 shares of our common stock are entitled, at our expense, to cause us to register or participate in a registration by us under the Securities Act of shares of our common stock held by such holders if we propose to register any of our common stock. The holders include:

•	Novartis and its affiliates; and

•	certain other holders of our common stock, collectively referred to in this section as the preference holders, which include the selling stockholders, each of whom which were former holders of our convertible preferred stock.

In addition, pursuant to the amended and restated stockholders’ agreement among us, Novartis, the selling stockholders and other preference holders, dated as of July 27, 2004, or the stockholders’ agreement, Novartis, its affiliates and the preference holders will have registration rights, with regard to any shares of our capital stock they acquire pursuant to their respective rights under the stockholders’ agreement.

Stockholders’ Agreement

Under the terms of the stockholders’ agreement, we:

•	granted Novartis, its affiliates and the preference holders rights to cause us to register, under the Securities Act, the shares of common stock owned by such stockholders as described above under the caption “Registration Rights”;

•	agreed to use our reasonable best efforts to nominate for election as a director at least two designees of Novartis for so long as Novartis and its affiliates own at least 35% of our voting stock and at least one designee of Novartis for so long as Novartis and its affiliates own at least 19.4% of our voting stock; and

•	granted Novartis approval rights over a number of corporate actions that we or our subsidiaries may take as long as Novartis and its affiliates continue to own at least 19.4% of our voting stock.

Novartis’ Stock Purchase Rights

Novartis has the right to purchase, at par value of $0.001 per share, such number of shares as is required to maintain its percentage ownership of our voting stock if we issue shares of common stock in connection with the acquisition or in-licensing of technology through the issuance of up to 5% of our common stock in any 24-month period. These purchase rights of Novartis remain in effect until the earlier of the date that Novartis and its affiliates own less than 19.4% of our voting stock or the date that Novartis becomes obligated to make contingent payments of $357,000,000 to those holders of the our stock who sold shares to Novartis on May 8, 2003.

Additionally, if we issue any shares of our capital stock, other than in certain situations, Novartis has the right to purchase such number of shares required to maintain its percentage ownership of our voting stock for the same consideration per share paid by others acquiring our stock in such transaction.

Limitation of Liability and Indemnification

Our restated certificate of incorporation, as amended, contains provisions permitted under the General Corporation Law of Delaware relating to the liability of directors. The provisions provide that our directors will not have personal liability for monetary damages for any breach of fiduciary duty as a director, except to the extent that the General Corporation Law of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty. Further, our restated certificate of incorporation contains provisions to indemnify our directors and officers to the fullest extent permitted by the General Corporation Law of Delaware. We also maintain directors’ and officers’ liability insurance. We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as directors.

Effects of Authorized but Unissued Stock

We have shares of common stock available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of the NASDAQ Global Market and our existing contractual arrangements with Novartis. We may utilize these additional shares for a variety of corporate purposes, including for future public offerings to raise additional capital or facilitate corporate acquisitions or for payment as a dividend on our capital stock. Moreover, Novartis’ current ownership of 56.6% of our outstanding common stock could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a controlling interest in our company by means of a merger, tender offer, proxy contest or otherwise.

SELLING STOCKHOLDERS

The shareholders named below may from time to time offer and sell pursuant to this prospectus and the applicable prospectus supplement up to an aggregate of [          ] shares of our common stock. The following table provides information regarding the beneficial ownership of our common stock by the selling stockholders as of [          ], 2008. Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to shares of our common stock. Generally, a person “beneficially owns” shares if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days.

The following table sets forth for the selling stockholders, the amount of our common stock beneficially owned, the number of shares of common stock offered hereby and the number of shares and percentage of outstanding common stock to be owned after completion of the sale of the maximum number of shares that may be offered under this prospectus. This table may be expanded or supplemented in prospectus supplements as new information becomes available to us. All information contained in the table below is based upon information provided to us by the selling stockholders, and we have not independently verified this information. Because the selling stockholders may sell all or a portion of common stock offered pursuant to this prospectus, we are not able to estimate the amount of shares that will be held by the selling shareholders after the completion of an offering.

Maximum
Number
	Beneficial Ownership as of [ ], 2008		of Shares	Beneficial Ownership After the Sale of the Maximum Number of Shares
Name and Address of Selling Stockholders	Shares	Percentage	To be Offered	Shares	Percentage

*	Represents beneficial ownership of less than one percent of common stock.

The selling stockholders, pursuant to the stockholders’ agreement have the right to include their shares of common stock in this registration statement, subject to our right, in some circumstances, to limit the number of shares to be included. Those holders who indicated their desire to exercise such rights in connection with an offering by us under this prospectus and any supplement hereto are indicated in the above table as selling stockholders. Please see “Description of Common Stock — Registration Rights” above.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

•	through agents to the public or to investors;

•	to one or more underwriters for resale to the public or to investors;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	directly to investors; or

•	through a combination of these methods of sale.

We will set forth in a prospectus supplement the terms of the offering of securities, including:

•	the name or names of any agents or underwriters;

•	the purchase price of the securities being offered and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	the public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which such securities may be listed.

If underwriters are used in the sale, they will acquire the common stock for their own account and may resell the common stock from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of the sale. The obligations of the underwriters to purchase the common stock will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the common stock to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all the shares of common stock offered by the prospectus supplement. We may change from time to time the public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

We may sell our common stock directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of our common stock, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may provide underwriters and agents with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the underwriters or agents may make with respect to these liabilities. Underwriters and agents may engage in transactions with, or perform services for, us in the ordinary course of business. We will describe such relationships in the prospectus supplement naming the underwriter and the nature of any such relationship.

Rules of the Securities and Exchange Commission may limit the ability of any underwriters to bid for or purchase shares of common stock before the distribution of the shares of common stock is completed. However, underwriters may engage in the following activities in accordance with the rules:

•	Stabilizing transactions — Underwriters may make bids or purchases for the purpose of pegging, fixing or maintaining the price of the shares, so long as stabilizing bids do not exceed a specified maximum.

•	Over-allotments and syndicate covering transactions — Underwriters may sell more shares of our common stock than the number of shares that they have committed to purchase in any underwritten offering. This over-allotment creates a short position for the underwriters. This short position may involve either “covered” short sales or “naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriters’ over-allotment option to purchase additional shares in any underwritten offering. The underwriters may close out any covered short position either by exercising their over-allotment option or by purchasing shares in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market, as compared to the price at which they may purchase shares through the over-allotment option. Naked short sales are short sales in excess of the over-allotment option. The underwriters must close out any naked position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the shares that could adversely affect investors who purchase shares in the offering.

•	Penalty bids — If underwriters purchase shares in the open market in a stabilizing transaction or syndicate covering transaction, they may reclaim a selling concession from other underwriters and selling group members who sold those shares as part of the offering.

Similar to other purchase transactions, an underwriter’s purchases to cover the syndicate short sales or to stabilize the market price of our common stock may have the effect of raising or maintaining the market price of our common stock or preventing or mitigating a decline in the market price of our common stock. As a result, the price of the shares of our common stock may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of shares if it discourages resales of the shares.

If commenced, the underwriters may discontinue any of these activities at any time.

Our common stock is quoted on the NASDAQ Global Market. One or more underwriters may make a market in our common stock, but the underwriters will not be obligated to do so and may discontinue market making at any time without notice. We cannot give any assurance as to liquidity of the trading market for our common stock.

Any underwriters who are qualified market makers on the NASDAQ Global Market may engage in passive market making transactions in the common stock on the NASDAQ Global Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

The validity of the issuance of the securities offered by this prospectus will be passed upon for us by Wilmer Cutler Pickering Hale and Dorr LLP.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2007 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the fees and expenses to be incurred in connection with the registration of the securities being registered hereby, all of which will be borne by us. Except for the SEC registration fee, all amounts are estimates.

Description	Amount

SEC registration fee	$3,930
Accounting fees and expenses	85,000
Legal fees and expenses	25,000
Printing and engraving expenses	25,000
Miscellaneous expenses	20,000

Total expenses	$158,930

Item 15.	Indemnification of Directors and Officers

Section 145 of the General Corporation Law of the State of Delaware permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney’s fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually or reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Our restated certificate of incorporation, as amended, states that our directors will not have personal liability for monetary damages for any breach of fiduciary duty as a director, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty. We also carry liability insurance covering each of our directors and officers.

Item 16.	Exhibits

See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this registration statement on Form S-3, which Exhibit Index is incorporated herein by reference.

Item 17.	Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned

Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on September 12, 2008.

IDENIX PHARMACEUTICALS, INC.

By:	/s/ Jean-Pierre Sommadossi
Jean-Pierre Sommadossi
President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Idenix Pharmaceuticals, Inc., hereby severally constitute and appoint Jean-Pierre Sommadossi, John F. Weidenbruch and Maria D. Stahl and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the registration statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Idenix Pharmaceuticals, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jean-Pierre Sommadossi Jean-Pierre Sommadossi	President and Chief Executive Officer and Director (Principal executive officer)	September 12, 2008

/s/ Ronald C. Renaud, Jr. Ronald C. Renaud, Jr.	Chief Financial Officer (Principal financial and accounting officer)	September 12, 2008

/s/ Charles W. Cramb Charles W. Cramb	Director	September 12, 2008

/s/ Wayne T. Hockmeyer Wayne T. Hockmeyer	Director	September 12, 2008

/s/ Thomas R. Hodgson Thomas R. Hodgson	Director	September 12, 2008

/s/ Norman C. Payson Norman C. Payson	Director	September 9, 2008

Signature	Title	Date

/s/ Robert E. Pelzer Robert E. Pelzer	Director	September 12, 2008

/s/ Denise Pollard-Knight Denise Pollard-Knight	Director	September 8, 2008

/s/ Emmanuel Puginier Emmanuel Puginier	Director	September 12, 2008

/s/ Pamela Thomas-Graham Pamela Thomas-Graham	Director	September 8, 2008

EXHIBIT INDEX

				Incorporated by Reference to
Exhibit			Filed			Original
No.		Description	Herewith	Form	SEC Filing Date	Exhibit Number

4.1		Restated Certificate of Incorporation		S-1 File No. 333-111157	12/15/2003	3.1
4.2		Certificate of Amendment of Restated Certificate of Incorporation		10-Q File No. 000-49839	08/26/2004	3.1
4.3		Certificate of Amendment of Restated Certificate of Incorporation		10-K File No. 000-49839	03/16/2006	3.3
4.4		Certificate of Amendment of Restated Certificate of Incorporation		10-K File No. 000-49839	03/14/2008	3.4
4.5		Amended and Restated By-laws		10-Q File No. 000-49839	08/26/2004	3.2
4.6		Specimen certificate of the registrant’s common stock		S-1 Amendment No. 2 File No. 333-111157	01/27/2004	4.1
5	.1*	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP
23.1		Consent of Pricewaterhouse Coopers LLP, an Independent Registered Public Accounting Firm	X
23	.2*	Consent of Wilmer Cutler Pickering Hale and Dorr LLP is included in Exhibit 5.1 attached hereto.
24.1		Power of Attorney is included on the signature pages hereto.	X

*	To be filed by amendment.